UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2022

Progressive Care Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52684	32-0186005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Ansin Blvd., Suite A

Hallandale Beach, FL 33009

(Address of Principal Executive Offices) (Zip Code)

(305) 760-2053

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01. Entry into a Material Definitive Agreement.

On August 30, 2022, Progressive Care Inc. (OTCQB: RXMD) (the “Company” or “Progressive Care”) entered into a Securities Purchase Agreement (the “SPA”) with NextPlat Corp (NASDAQ: NXPL, NXPLW) (“NextPlat”), pursuant to which NextPlat agreed to purchase 3,000 newly issued units of securities from the Company (the “Units”) at a price per Unit of $2,000, for an aggregate purchase price of $6 million (the “Unit Purchase”). Each Unit consists of one share of Series B Convertible Preferred Stock of the Company (“Series B Preferred Stock”) and one warrant to purchase a share of Series B Preferred Stock (“Warrants”). The closing of the SPA occurred on September 2, 2022. The Company received net proceeds of approximately $5,199,000, which will be used for the development and marketing of the healthcare data analytics platforms of the Company’s wholly owned subsidiary, ClearMetrX, as well as the development of its Remote Patient Monitoring Platform; software development for internal use; and working capital.

Each share of Series B Preferred Stock will vote as a class with the common stock of the Company, and will have 100,000 votes per share, and each share of Series B Preferred Stock will be convertible into 100,000 shares of the Company’s common stock (“Common Stock”). In addition, the Series B Preferred Stock will have a liquidation and dividend preference. The Warrants are exercisable at a price of $2,000 per share of Series B Preferred Stock have a five-year term, and are immediately exercisable, in whole or in part, and contain cashless exercise provisions.

In connection with the SPA, the Company entered into a registration rights agreement whereby it agreed to register shares of the Company’s common stock issuable upon the conversion of the Series B Preferred Stock and underlying the Warrants (the “Registration Rights Agreement”). Additionally, the Company’s officers, directors, and 10% or greater shareholders delivered lock-up agreements.

Pursuant to the SPA, NextPlat’s Chairman and Chief Executive Officer, Charles M. Fernandez and board member, Rodney Barreto, will be nominated for election to the Company’s Board of Directors. Further, Mr. Fernandez will be elected to serve as Chairman of the Company’s Board of Directors and Mr. Barreto, together with Alan Jay Weisberg, the Company’s current Chairman and Chief Executive Officer, will serve as a Vice Chairmen of the Company’s Board of Directors.

In connection with the SPA, on September 2, 2022, the Company and the holder (the “Series A Holder”) of all 51 shares of the Company’s Series A Preferred Stock issued and outstanding entered into an Exchange Agreement (the “Share Exchange Agreement”) whereby the Series A Holder exchanged all 51 shares of Series A Preferred Stock for 25,512,647 shares of Common Stock. Following the Share Exchange Agreement, such 51 shares of Series A Preferred Stock were cancelled and returned to treasury.

In addition, on August 30, 2022, NextPlat, Charles Fernandez, Rodney Barreto and certain other purchasers entered into a Confidential Purchase and Release Agreement (the “NPA”) with Iliad Research and Trading, L.P. (“Iliad”) pursuant to which NextPlat, Messrs. Fernandez and Barreto and the other purchasers agreed to purchase from Iliad (the “Note Purchase”) a Secured Convertible Promissory Note, dated March 6, 2019, made by the Company to Iliad (the “Note”). The accrued and unpaid principal and interest under the note is approximately $2.79 million. The aggregate purchase price to be paid to Iliad under the NPA is $2.3 Million. As a result of the Note Purchase, Illiad no longer holds any convertible debt in the Company.

In connection with the Note Purchase, on August 30, 2022, the Company entered into a Debt Modification Agreement with NextPlat, Messrs. Fernandez and Barreto and the other purchasers of the Note. Pursuant to the Debt Modification Agreement, the interest rate under the Note was reduced from 10% to 5% per annum and the maturity date was extended to August 31, 2027. In addition, the conversion price under the note was changed to $0.02 per share of Common Stock. Pursuant to the Debt Modification Agreement, NextPlat, Messrs. Fernandez and Barreto and the other purchasers of the Note will have the right, exercisable at any time, to redeem all or any portion of the Note. The Debt Modification Agreement also provides that the Note will automatically convert upon the later to occur of: (a) the completion by the Company of a reverse stock split, and (b) the listing of the Company’s common stock on a national exchange. In consideration of the concessions in the Debt Modification Agreement, the Company will issue 21,000,000 shares of its common stock to the purchasers of the Note, of which NextPlat, Charles Fernandez and Rodney Barreto, will receive 9,130,435, 3,652,174, and 3,652,174 shares, respectively.

Dawson James Securities, Inc. (the “Placement Agent”) acted as placement agent in connection with the SPA and received (i) $581,000, representing the Placement Agent’s commission of 7.0% of the purchase price of the Units ($420,000) and the purchase price of the Iliad Note ($161,000); and (ii) a warrant to purchase 76,100,000 shares of common stock, representing 10% of the equity purchased in the SPA.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the SPA, Registration Rights Agreement, Share Exchange Agreement, NPA, Debt Modification Agreement, Warrants, Placement Agent Warrant and Placement Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety, by reference to the SPA, NPA and Debt Modification Agreement attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 4.1, 4.2 and 10.5, respectively, which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Series B Preferred Stock, Warrants, Common Stock underlying the Series B Preferred Stock and the Common Stock underlying the Warrants were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and Rule 506 promulgated thereunder. The Company is relying on this exemption from registration for private placements based in part on the representations made by Investors, including representations with respect to each Investor’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and each Investor’s investment intent.

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Each share of the Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding common stock and preferred stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series A Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate of Incorporation or by-laws. Following the execution and delivery of the Share Exchange Agreement, there are no longer any shares of Series A Preferred Stock issued and outstanding.

Item 8.01. Other Events.

On August 31, 2022, the Company issued a press release announcing its entry into the SPA. A copy of the press release is attached hereto as Exhibit 99.1 incorporated herein by reference.

On September 2, 2022, the Company issued a press release announcing the closing of the SPA. A copy of the press release is attached hereto as Exhibit 99.2 incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of Warrant

4.2	Placement Agent Warrant

10.1	Securities Purchase Agreement, dated August 30, 2022, by and between the Company and NextPlat

10.2	Registration Rights Agreement

10.3	Exchange Agreement

10.4	Confidential Note Purchase and Release Agreement, dated August 30, 2022, by and between the Company, NextPlat, Iliad Research and Trading L.P., PharmCo, LLC, Charles Fernandez, Rodney Barreto, Danivel Erdberg, and Sixth Borough Capital LLC

10.5	Debt Modification Agreement dated August 30, 2022, by and between the Company, NextPlat, Charles Fernandez, Rodney Barreto, Danivel Erdberg, and Sixth Borough Capital LLC.

10.6	Placement Agency Agreement, dated August 30, 2022, by and between the Company and [ ].Dawson James Securities

99.1	Press Release dated August 31, 2022

99.2	Press Release dated September 6, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Progressive Care Inc.

By	/s/ Jay Weisberg
Name:	Jay Weisberg
Title:	Chief Executive Officer

Date: September 6, 2022